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                                      AMENDMENT

                                          OF

                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT made as of the 20th day of December, 1995 by and between Olympic Financial Ltd. (the "Company") and James D. Atkinson III ("Associate").

    WHEREAS, the Company and Associate entered into that certain Employment and Non-Compete Agreement dated as of August 29th, 1994 pursuant to which the Company employed Associate as its Vice President/Corporate Counsel. Such agreement together with subsequent amendments thereto, if any, are hereinafter referred to as the "Employment Agreement"; and

    WHEREAS, the Board of Directors and the Compensation Committee of the Company have approved a promotion of Associate and an increase in Associate's base salary as hereinafter set forth.

    NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and Associate agree as follows:

    1. PROMOTION. During the term of the Employment Agreement Associate shall perform the duties of Senior Vice President/Corporate Counsel/Secretary.

    2. BASE SALARY. Associate's base salary for fiscal 1996 shall be $175,000 commencing January 1, 1996.

    3. RATIFICATION. The Employment Agreement as amended hereby is ratified and affirmed.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       OLYMPIC FINANCIAL LTD.


                                       By: /s/ Jeffrey Mack
                                           -------------------------------
                                           Its: Chief Executive Officer
                                               ---------------------------

                                       /s/ James D. Atkinson III
                                       -----------------------------------
                                       James D. Atkinson III